                                                                    EXHIBIT 10.8


                                 C O N T R A C T

                                       OF

            20,000 METRIC TON/YEAR SODIUM BICHROMATE PRODUCTION PLANT
          IMPORTATION OF TECHNOLOGY & EQUIPMENT FROM THE UNITED STATES
                      FOR CHONGQING DONGFENG CHEMICAL PLANT

                                     BETWEEN

              CHINA NATIONAL CHEMICAL CONSTRUCTION CHONGQING BRANCH

                                       AND

                       THE BRIGHTON INDUSTRIES CORPORATION

                           THE CONTRACT OF 20000 MT/Y
                SODIUM BICHROMATE PRODUCTION PLANT IMPORTATION OF
                  TECHNOLOGY & EQUIPMENT FROM THE UNITED STATES
                      FOR CHONGQING DONGFENG CHEMICAL PLANT




CONTRACT NO.:             94HNXH/3901 US


SHIPPING MARKS:           94HNXH/3901 US
                          --------------
                             US TO HK



THE BUYER:                CHINA NATIONAL CHEMICAL CONSTRUCTION
                          CHONGQING CO.
ADDRESS:                  NO. 24 YU BEI ER CUN JIANG BEI QU
                          CHONGQING, CHINA
TELEPHONE:                (0811)752494
FAX NO.:                  (0811)750579
POSTAL CODE:              630020
BANK:                     BANK OF CHINA CHONGQING BRANCH
ACCOUNT NO.:              01809817



THE SELLER:               THE BRIGHTON INDUSTRIES CORPORATION
ADDRESS:                  15 ESSEX ROAD, CENTURY PLAZA BUILDING,
                          PARAMUS, NJ  07652 USA
TELEPHONE:                (201)368-8463
FAX NO.:                  (201)368-1623
BANK:                     BANK OF CHINA, NEW YORK BRANCH
ACCOUNT NO.:              5011-4018567-001


THE ENDUSER:              CHONGQING DONGFENG CHEMICAL FACTORY IN
                          CHINA

THE CONTRACT PRODUCT:

    Means that the Seller sells to the Buyer a complete set of productive technology and whole basic engineering design package of 20000 MT/Y Sodium Bichromate, 6000 MT/Y Chromic Anhydride (Chromic Acids) and 5000 MT/Y basic Chromium Sulfate. The Seller, as the contractor, will also conduct installations, commissioning and test run for the plant. The Seller will supply the Allied- Signal's existing technology information of all Chromate products. In addition, the Seller is responsible for supplying the key equipment of the production plant made in the United States.

THE CONTRACT PLANT

    Means the plant which consists of production facility, auxiliary facility and utility within the battery limit which is defined in the Contract Attachment 1.

GENERAL PRINCIPLE:

    Being entrusted by Chongqing Dong Feng Chemical Factory,
    China National Chemical Construction Chongqing Co. signed the contract with The Brighton Industries Corporation.

    The Seller is to apply to the U.S. Export & Import Bank a loan on behalf of the Buyer for the total amount of the software and the hardware of the contract, including shipping and insurance fee.

    The Seller performs basic engineering design for this contract plant in accordance with Allied-Signal's technology. The detailed responsibilities for both parties and the scopes of supply will be shown in the technical attachment.

    The Seller and the Buyer through their substantial technical exchanges and commercial negotiations agreed on the following clauses and the contract signed will be enforced accordingly.

                                 C O N T E N T S



CONTRACT CLAUSES
    Clause        1       Scope of Supply
    Clause        2       Delivery, Packing and Transportation
    Clause        3       Contract Price
    Clause        4       Technical Services Provided by the
                          Seller
    Clause        5       Installation, Commissioning, Test Run &
                          Acceptance
    Clause        6       Payment and Terms of Payment
    Clause        7       Guarantee and Claims
    Clause        8       The Customs Duty and other Taxes
    Clause        9       Force Majeure
    Clause        10      Disputes Settlement
    Clause        11      Effectiveness of the Contract &
                          Miscellaneous



TECHNICAL ATTACHMENTS
    Attachment            1      Battery Limit & Process Description
    Attachment            2      Basic Engineering Design
    Attachment            3      Performance Guarantee and Test
    Attachment            4      Technical Service Provided by the
                                 Seller in China
    Attachment            5      Technical Training of the Buyer's
                                 Personnel
    Attachment            6      Design and Design Contact
    Attachment            7      List of the Seller's Specialists
                                 for Technical Services in China and
                                 Treatment Conditions to be Provided
                                 by the Buyer
    Attachment            8      Procurement Service for Equipment
                                 and List of Equipment to be
                                 procured abroad

CLAUSE 1 SCOPE OF SUPPLY

1.1 The Seller's responsibility is to supply basic engineering design, technical guidance for installation commissioning, and test run. The Seller will also provide technical service to the Buyer, the Buyer has agreed to obtain the basic engineering design package of the contract plant and the above mentioned guidance and the technical service. The products description, production capacity and quality index of the plant are shown in technical attachment 2.2 and 2.3.

1.2 The Seller shall be responsible for providing the technical documentation of the contract product. The specific content, quantity and delivery will be shown in technical attachment 2.5 and 2.6.

1.3 The Seller shall dispatch experts to the job-site to provide technical guidance and service for the Buyer's detailed engineering design, construction acceptance, etc. The contents and the requirement are shown in technical attachment 4.

1.4 The Seller shall dispatch the experts to the site to train Buyer's technicians and main operators of the contract plant in order for the Buyer to be familiar with the technology provided by the Seller, production operation, analysis and examination in the plant. The contents and requirement are shown in technical attachment 5.

1.5 The Seller shall dispatch the experts to the site to provide technical guidance during the period of the test run until products tested qualified. The contents and requirement of the test run and products qualification is shown in technical attachment 3.

1.6 The U.S. key equipment purchasing service provided by the Seller for the Buyer's Contract Plant is shown in Contract Attachment 8.

1.7 Authorization from AlliedSignal Inc. to the Chongqing Dong Feng Chemical Plant to utilize the transferred technology exclusively for the proposed production plant.

           The transfer of the production license on chrome technology from AlliedSignal Inc. ("Licensor") is via and signed by the Seller to Chongqing Dongfeng Chemical Plant ("Licensee"). The Seller is, through legal procedure, to acquire the production license from the Licensor which is the legal owner of the technology. The Seller also has the right to transfer the license to the Licensee, and guarantees that such transference is not to be charged by any third party. In case that a third party contests the legitimacy of the transference, the Seller should assume all legal and economic liability.

1.7.1      SCOPE

           Sodium Bichromate, Chromic Anhydride, Chromium Sulfate technical know-how and related technology which includes utilizing the technology for production and selling products in worldwide markets.

1.7.2      LICENSE

           Exclusive transferred within the People's Republic of China and non-transferable worldwide.

1.7.3      DURATION

           Ten (10) years for withholding technical secrecy, indefinate for utilzation of the technology.

1.7.4      PRODUCTION CAPABILITY

           Total production of the license is 57,000 metric tons per year with an initial production license of 20,000 metric tons per year.

1.7.5      RESPONSIBILITIES OF THE LICENSEE

1.7.5.1 The Licensee is not allowed to further transfer or provide the technology to any third party without the written consent of the Licensor.

1.7.5.2 The Licensee agrees to hold all transferred information and technology from the Licensor in strict secrecy. If any third party is able to obtain this transferred technical secrecy without the written consent from the licensee, then the Buyer shall have the right and obligation to take legal action against such third party on behalf of the Seller.

CLAUSE 2 DELIVERY, PACKING AND TRANSPORTATION

2.1 The Seller shall deliver the technical documentation in chongqing, China in accordance with the contents, quantities and times stipulated in the technical attachment 2.6.

2.2 After each shipment of the documentation, the Seller shall advice the Buyer the name, quantity, transportation way of the shipment within 2 days and send the packing list, invoice and bill of lading, etc.
           by express mail at the same time.

2.3 Upon receipt of the delivery, the Buyer will check it against the items in the technical attachment. If any item missing or damaged during the transportation, the Buyer should advice the Seller in five
           (5) days. In return, the Seller should make up and re-ship the missing or damaged item to the Buyer within 30 days.

2.4 These technical documents shall be packed in new and strong cases which are suitable for long distance transportation to protect from damage. Two copies of detailed packing list for the batch shall content item number, name and number of total page of the document. Such packing list should be enclosed in each package.

2.5 Delivery, Packing and transportation of the equipment shall be in accordance within the specifications of the equipment orders.

CLAUSE 3 CONTRACT PRICE

           The contract price is US$11,000,000.00 CIF China main ocean port. The price consists of three parts: technology transfer fee, overseas equipment procurement fee and technical services fee.

3.1        Contract Price and Fees

3.1.1 Technology Transfer Fee is US $4,785,000.00. The goods shall be delivered at Chongqing Airport. The production technology transfer contract price consists of the following segments:

3.1.1.1 The technology transfer license fee of 20000 MT/Y Sodium Bichromate is US$2,200,000.00.

3.1.1.2 Fee for Seller to provide basic engineering design and technical documentation related to the technology is US$985,000.00.

3.1.1.3 Fee for Seller to provide basic engineering design and technical documentation related to the equipment and material is US$1,600,000.00.

3.1.2 Overseas Equipment Procurement Fee is estimated at US$6,000,500.00 CIF China main ocean port. The final equipment price will be determined based upon the equipment purchase order. The Overseas Equipment Procurement List is attached as APPENDIX 3-1.

3.1.3 Technical service fee is US$214,500.00. The payment term of the technical service fee is shown in the technical attachment 7. The payment is to be calculated at the rate of US$858.00 man/day according to actual man/day serviced by the Seller's technical personnel on the end user site. The Technical Services Schedule is attached as APPENDIX 3-2.

Contract Attachment 8 - Hardware Equipment List & Price                                                           [APPENDIX 3-1]
Contract Number # 94 HNXH/3901 US

US Dollars Expressed In Thousand

Description                              Equipment #    Spec's            Vendor            Quantity    Unit Price

Material Feeder                          FE-125         [3-5 ton/hr]      Koppers              2            6.75           13.5

Ball Mill                                MI-130         [5-10 ton/hr]     Hardinge             1             900            900

Double Ribbon Blender                    MX-198         [20 ton/hr]       Mixing               2              60            120

Double Screw Feeder                      CV-207         [3-5 ton/hr]      Fluor Daniel         1              30             30

Continuous Treator w/Control System      TK-315         [10-20 m3/hr]     AlliedSignal         1             517            517

Evaporation Recycle Pump                 PU-330         [10-15 m3/hr]     Struthers            1              65             65

Continuous Crystallizer                  CZ-360         [2-5 ton/hr]      Struthers            1             270            270

Sulfate Centrifuge                       CG-520         [6 ton/hr]        Baker                1             355            355

Acid Solution Filter                     FL-350         [30 m2]           US Filter            2             240            480

Sodium Bichromate Centrifuge             CG-410         [6 ton/hr]        Baker                2             350            700

Packing Machine                          PG-430         [5-10 ton/hr]     Fluor Daniel         2              80            160

Sodium Bichromate Anhydrous Dryer        CG-650         [6 ton/hr]        Baker                1             348            348

Crystallizer (Anhydrous Crystallizer)    CZ-630         [2-5 ton/hr]      Swenson              1             165            165

Chromic Acid Reator w/Control System     RR-720         [1-5 ton/hr]      AlliedSignal         1             485            485

Chromic Acid Packing Machine             PG-741         [1-5 ton/hr]      Fluor Daniel         1            82.5           82.5

Cloudy Liquor Muds Filter                FL-750         [20 m2]           Dorr                 1             350            350

Oleum Supply Pump                        PU-725         [10-15 m3/h]      Liquiflo             1              12             12

Basic Chromium Sulfate Spray Dryer       DR-830         [1-5 ton/hr]      Fluor Daniel         1            80.5           80.5

Basic Chromium Sulfate Packing Machine   PG-866         [1-5 ton/hr]      Fluor Daniel         1              85             85

Mix Scales                               SG-135         N/A               K-Tron              10              35            350

Export Packing/Land & Ocean Freight/     N/A            N/A               Brighton             1             432            432

Grand Total                                                                                                              6000.5


Attachment to Contract No. # 94 HNXH/3901 US                      [APPENDIX 3-2]
Technical Services Provided By The Seller
For 20,000 MT/Y Sodium Bichromate Plant

                                       Time-Range (1)     No. of People     Specialities (2)         No. of Times   Man-days

Phase 1--Contraction & Installation    [156 - 182]              1                 PE                     1            15

1 Process Engineer                     [156 - 182]              1                 ME                     1            15

2 Mechanical Engineer                  [156 - 182]              1                 IE                     1            15

3 Instrument Engineer                                           3                                        3            45

Subtotal


Phase 2--Training

1 Process Engineer                     [156 - 182]              2                 PE                     1            40


Phase 3--Commissioning

1 Process Engineer                     [156 - 182]              1                 PE                     1            30

2 Mechanical Engineer                  [156 - 182]              1                 ME                     1            30

3 Instrument Engineer                  [156 - 182]              1                 IE                     1            30

Subtotal                                                        3                                        3            90


Phase 4--Test Run/Acceptance

1 Process Engineer                     [156 - 182]              3                 PE                     1            75



Grand Total                                                     5                                        11           250


Note:     (1) Expressed in weeks.
          (2) PE = Process Engineer, ME = Mechanical Engineer, IE = Instrument Engineer

Attachment to Contract # 94 HNXH/3901 US

Technology Transfer Documentation List


Item       Description                                                      Quantity
----       -----------                                                      --------
1)         Process description                                                  1 set

2)         Process flowsheets                                                   27

3)         Piping and instrument diagrams (P&ID's)                              14

4)         Supervisors' and operating manuals
           and Engineering Directives                                           36

5)         Research and plant research reports                                  8

6)         Baltimore plant layout drawings                                      24

7)         Baltimore plant equipment arrangement
           drawings                                                             70

8)         Cardex file of equipment which contains detailed
           equipment                                                            1 set

9)         Description of laboratory analytical
           procedures                                                           1 volume

10)        General information on process piping, valves &
           fittings                                                             *

11)        Safety data sheets for products & chemicals
           used                                                                 1 set

12)        General information for the prevention of major
           incidents                                                            1 set

13)        Recommended spare equipment or parts                                 *

14)        Physical Data                                                        4 Books



* Denotes Not Available - Will be reviewed during Technology
Transfer Phase.

CLAUSE 4 TECHNICAL SERVICES PROVIDED BY THE SELLER

4.1 According to the stipulation in the contract, the Seller should dispatch the technical engineers with experience to the job-site to provide technical service. The number of people, specific tasks and duration on the site is shown in the technical attachment 4,5,7.

4.2 During the period of basic engineering design by the Seller in the United States, the Seller shall assist the Buyer for its engineers to apply travelling document to enter, to work and to stay in U.S. The specific requirement is shown in the technical attachment 6.

4.3 Forty five (45) days before arriving to the job-site in China, the Seller shall advice the Chinese party so as for the Buyer to issue invitation letter, to arrange accommodation, place of working and transportation, etc. The details is shown in the technical attachment 7.

4.4 During the Basic Engineering Design, the Buyer will send their specialists to the United States, to participate in the design phase, equipment procurement services and contract work acceptance. The details of this participation are shown in Technical Attachment 6 and 8.

4.5 The technicians from both the Seller and the Buyer should obey the laws and the regulations in either country where and during their stay.

CLAUSE 5 INSTALLATION, COMMISSIONING, TEST RUN & ACCEPTANCE

5.1 During the installation period of the contact plant, the Seller shall dispatch experts to the job-site to supervise the job. The Buyer will cooperate with the Seller to perform the erection work according to the Technical Attachment 4.

5.2 After the installation is completed, both the Seller and the Buyer will perform adjustment, commissioning, test run and acceptance of the trial products. The details for the test run, including testing item, quantity, time and acceptance standard are shown in the Technical Attachment 3.

5.3 When the test running of the plant and the quality of the products qualified to the acceptance standard stipulated in the technical attachment after the test run which is performed by both parties, the authorized representatives from the Seller and the Buyer will sign the certificate of acceptance for the contract products. This certificate will be in four copies, each party will keep two copies.

5.4 If the technical property of the products is not fully qualified to the standard after test run and acceptance of the plant, the methods of solving the problem for both parties shall be determined according to the Contract Clauses 5.5.2, 5.5.3, 5.7 and 7.4.

5.5 During the commissioning period, the Buyer will provide written production monthly report in English to the Seller. The Seller will decide whether the production facility is stable and ready to perform the test run.

5.5.1 During the test run period, if the running can not be completed in two running circles due to external cause, such as power, gas, water failure, mechanical malfunction or, improper operation, both parties will consult and decide to suspend the running. If and when both parties decide to start another running, and if that requires to have Seller's specialist(s) come to the contract plant, the incurred expenses, including air tickets, accommodation, transportation, communication and etc. will be borne by Buyer.
           However, the salary will be calculated and paid according to US $800 per person per working day.

5.5.2 In case that the test run cannot be completed after three tries under the direction of Seller's specialist(s) due to the causes described in 5.5.1, both parties shall decide not to try any more. Thus, the contract is fully fulfilled and completed.

5.5.3 In case that the test run can not be started due to nontechnical cause (Except for force majeure) twelve months after commissioning takes place, both parties shall decide not to perform the test run. Thus, the contract is fully fulfilled and completed.

5.5.4 Within three (3) months after both the Seller and the Buyer decide to finalize the contract, both parties should settle the account of the contract.

5.6 After the test run and the acceptance of both parties according to the technical attachment 3, the Seller and the Buyer will sign a certificate of acceptance in four (4) copies. Each party keep two (2) copies. The Buyer shall then pay to the Seller the remaining balance of the total contract price.

5.7 If the test run index is not totally qualified after the test run, penalty fine shall be imposed according to the Contract Clause 7.6.

5.8 The Seller undertakes to dispatch AlliedSignal's technical personnel to the China site to provide technical services before December 31, 1996. After December 31, 1996, the Seller will organize its own technical team to provide such services which shall be satisfactory to the technical attachment 4.

CLAUSE 6 PAYMENT AND TERMS OF PAYMENT

6.1 All the payments either by the Buyer to the Seller or by the Seller to the Buyer under this Contract shall be made by telegraphic transfer. Payments by the Buyer to the Seller shall be effected through Buyer's bank to Seller's bank and payments by the Seller to the Buyer shall be effected through Seller's bank to Buyer's bank. All the documents of payment made by either the Buyer or the Seller shall be transferred through both parties' banks.

           The total Contract price specified in the Clause 3 of the Contract shall be paid by means of

6.1.1 The payment of fifteen percent (15%) of the total Contract price as indicated in Clause 3 shall be made by the Buyer to the Seller within thirty (30) days by cash payment through way of telegraphic transfer remittance after the Buyer has received the documents specified in Clause 6.2.1.1 and found them in order.

           The payment of eighty-five percent (85%) of the total Contract price shall be made in accordance with Loan Agreement signed by and between the Buyer's Bank and Export-Import Bank of the United States (hereinafter referred to as the US Bank) by way of Irrevocable Letter of Credit issued in favor of the Seller by the Buyer's Bank within three (3) months after the Effective Date of the Contract.

6.2 The total Contract price stipulated in Clause 3 shall be paid by the Buyer to the Seller according to the following schedule, terms and proportions:

6.2.1      Technology Transfer Fee specified in Contract Clause
           3.1.1.

6.2.1.1 Within thirty (30) days after the Effective Date of Contract, fifteen percent (15%) of the total Contract price, which is US$1,650,000,00

           (say: one million six hundred fifty thousand US dollars only)

           Shall be paid by the Buyer to the Seller, as downpayment for the technology transfer fee, within thirty (30) days after the Buyer has received the following documents submitted by the Seller and found them in order:

           (a) Export License issued by the relevant authorities of the Seller's country, authorizing the Seller to export the

                  Equipment, Materials, License and Know-how, Technical Documentation or a certificate issued by the Licensor stating that such export license is not required;

           (b) One (1) original and one (1) copy of an irrevocable Letter of Guarantee issued by the Seller's Bank (Specimen as per Appendix 6-1);

           (c) Four (4) copies of proforma invoice issued by the Seller covering the total Contract price;

           (d)    Four (4) copies of commercial invoice;

           (e) Two (2) copies of sight draft.

6.2.1.2 Nine (9) weeks after the first payment, ten percent (10%) of the total Contract price, which is US$1,100,000.00

           (say: one million one hundred thousand US dollars only)

           shall be paid by the Buyer to the Seller within thirty (30) days after the Buyer has received the following documents and found them in order:

           (a) Two (2) copies of the certificate of technology data confirmation signed by the ultimate user;

           (b)    Four (4) copies of commercial invoice;

           (c)    Two (2) copies of sight draft.

6.2.1.3 Five (5) months after the first payment, four percent (4%) of the total Contract price, which is US$440,000.00

           (say: four hundred forty thousand US dollars only)

           shall be paid by the Buyer to the Seller upon delivery by the Seller of the equipment specification list in accordance within the Technical Attachment of the Contract and within thirty (30) days after the Buyer has received the following documents and found them in order:

           (a) Two (2) copies of the receipt of the Equipment Specification List signed and accepted by the ultimate user;

           (b)    Four (4) copies of commercial invoice;

           (c)    Two (2) copies of sight draft.

6.2.1.4 Seven months after the first payment, four percent (4%) of the total Contract price, which is US$440,000,00

           (say: four hundred forty thousand US dollars only)

           shall be paid by the Buyer to the Seller upon delivery by the Seller to the Buyer of the instrument list in accordance within the Technical Attachment of the Contract and within thirty (30) days after the Buyer has received the following documents and found them in order:

           (a) One (1) copy of the Authorization Letter issued by AlliedSignal, Inc. to Chongqing Dongfeng Chemical Factory of utilizing the transferred chrome technology to produce products as specified within the contract.

           (b) Two (2) copies of the receipt of the Instrument Specification List signed and accepted by the ultimate user;

           (c)    Four (4) copies of commercial invoice;

           (d)    Two (2) copies of sight draft,

6.2.1.5 Eleven (11) months after the first payment, eight point thirty-three percent (8.33%) of the total Contract price, which is US$916,300,00

           (say: nine hundred sixteen thousand and three hundred US dollars only)

           shall be paid by the Buyer to the Seller upon delivery by the Seller to the Buyer of the whole basic engineering design package in accordance within the Technical Attachment of the Contract and within thirty (30) days after the Buyer has received the following documents and found them in order:

           (a) Two (2) copies of the Acceptance Certificate of the Basic Engineering Design Package signed by the ultimate user;

           (b) Full set of the Airway Bill delivering of the package;

           (c)    Four (4) copies of commercial invoice;

           (d)    Two (2) copies of sight draft.

6.2.2      Overseas Equipment Procurement Fee specified in
           Contract Clause 3.1.2

6.2.2.1 Within six (6) months after the first payment, fifteen percent (15%) of the total Contract price, which is US$1,650,000,00

           (say: one million six hundred fifty thousand US dollars only)

           shall be paid by the Buyer to the Seller, as downpayment for the American made equipment procurement, within thirty (30) days after the Buyer has received the following documents and found them in order:

           (a) One (1) copy of the List of Purchase Orders signed and confirmed by the ultimate user.

           (b)    Four (4) copies of commercial invoice;

           (c)    Two (2) copies of sight draft,

6.2.2.2 Within twelve (12) months after the first payment, twenty percent (20%) of the total Contract price, which is US$2,200,000.00

           (say: two million two hundred thousand US dollars only)

           shall be paid by the Buyer to the Seller, as the second payment for the American made equipment procurement, within thirty (30) days after the Buyer has received the following documents and found them in order:

           (a)    Four (4) copies of commercial invoice;

           (b) Two (2) copies of sight-draft.

6.2.2.3 Within eighteen (18) months after the first payment, nineteen point fifty five percent (19.55%) of the total Contract price, which is US$2,150,500.00

           (say: two million one hundred fifty thousand and five hundred US dollars only)

           shall be paid by the Buyer to the Seller within thirty (30) days after the Buyer has received the following documents and found them in order:

           (a) Full set clean on board ocean Bill of Lading made out to order marked "Freight Prepaid";

           (b) One (1) original and two (2) copies of ocean transportation insurance policy covering the amount of 110% of the invoice value of the equipment and material shipped;

           (c)    Packing list in four (4) copies;

           (d)    Four (4) copies of commercial invoice;

           (e)    Two (2) copies of sight draft.

6.2.3      Technical Service Fee specified in Contract Clause
           3.1.3

6.2.3.1 When the Buyer and the Seller both agree that the contract plant is ready for technical services, such as site inspection, training, commissioning and test run, then zero point ninety five percent (0.95%) of the contract price as of the Technical Service Fee, which is US $104,500.00

           (say:  One hundred four thousand and five hundred
           US dollars only)

           shall be paid by the Buyer to the Seller within ten (10) days after the Buyer has received the following documents submitted by the Seller and found them in order :

           (a) One (1) copy of the notification from the Seller to the Buyer advising the number of technical specialists and the arrival time to the job site to perform the contracted technical services;

           (b)    Four (4) copies of commercial invoice;

           (c)    Two (2) copies of sight draft.

6.2.3.2 The remaining of the Technical Service Fee or one percent (1%) of the contract price, which is US $110,000.00

           (say: One hundred ten thousand US dollars only)

           shall be paid by the Buyer to the Seller within ten (10) days after the Buyer has received the following documents submitted by the Seller and found them in order:

           (a) Two (2) copies of the time sheets signed by the representatives of both parties confirming the actual workdays performed by the Seller for the contracted technical services and the final compensation calculation for the technical services;

           (b)    Four (4) copies of commercial invoice;

           (c)    Two (2) copies of sight draft.

6.2.3.3 In the event that the actual workdays of the technical services performed by the Seller differ from the contracted 250 workdays, then the amount of the last payment of the Technical Services Fee shall be adjusted at the rate for the workday specified in Contract Clause 3.1.3 and Clause 7 against the actual workdays performed by the Seller.

6.3        Contract Remaining Balance Settlement

6.3.1 Upon satisfying Contract Clause 7 of the Performance Guarantee, after the last shipment of the equipment procured in the United States of America as per Contract Clause 3.1.2, and after qualified products produced from the test run of the plant, the last payment of the total Contract price, which is US $238,700.00

           (say: two hundred thirty-nine thousand and two hundred US dollars only)

           shall be paid by the Buyer to the Seller after the Buyer has received the following documents and found them in order :

           (a) Two (2) copies of the Certificate of the result of the Test Run and final Contract Settlement Calculation signed by the ultimate user;

           (b) one (1) original and one (1) copy of an irrevocable Letter of Guarantee issued by the Seller's Bank for Performance Guarantee for the commissioning and test run of the contract plant in favor of the Buyer (Specimen as per Appendix 6-1);

           (c)    Four (4) copies of commercial invoice;

           (d)    Two (2) copies of sight draft.

6.3.2 In the event that the Seller shall pay any amount for penalty as of the failure of the performance test specified in Contract Clause 7, then the Seller shall make the penalty payment to the Buyer within thirty (30) days after the two parties reach agreement on the testing result and receiving the formal written notice from the Buyer.

6.4 All the banking charges and fees for the execution of this contract incurred in P.R. China shall be borne by the Buyer, while those incurred outside of P.R. China shall be borne by the Seller.

6.5        Agreement on postponing payment

           If the Buyer fails to pay the Seller on the payment schedule stipulated in the Contract Clause 6, the failure of the payment shall be treated as follows:

6.5.1 If the Buyer fails to pay the Seller exceeding the payment schedule specified within Contract Clause 6 for more than four (4) weeks, then the Seller shall have right to delay the execution of the contract. In addition, the Buyer shall compensate the Seller all associated financial losses.

6.5.2 If the Seller re-starts the contract according to the specific request from the Buyer after the contract has been postponed due to the f act that the Buyer fails to pay the Seller according to the payment schedule, then the Buyer shall pay the Seller the Contract re-starting fee. The actual amount of the Contract re-starting fee shall be determined and agreed by both parties.

APPENDIX 6-1  Letter of Guarantee Specimen

Date :

To :       The Buyer
           Address

Letter of Guarantee for Contract No. _________________________

This Guarantee is hereby issued to serve as the Performance Guarantee of The Brighton Industries Corporation (hereinafter called "the Seller") for contract No. _________________ dated __________________, 1994, between you and the Seller for supply of technology transfer and related services, overseas equipment procurement, technical services for Sodium Bichromate Chemical Plant (hereinafter called "the project").

(The Seller's Bank) in the State of _______________________, the United States (hereinafter called "the Bank") hereby irrevocably guarantees and binds itself, its successors and assigns to pay you up to the total amount US$ _____________ (say United States Dollars _______________________________) representing the exact amount of the fund which you will deposit into the Bank in care of the Seller's bank account and accordingly agrees as follows:

(1) On the Seller's failure of the faithful performance of the contract and determined by you, the Bank shall, on your demand in a written notification stating the failure of performance by the Seller, pay you such amount or amounts as required by you not exceeding the aggregate total as stated above. All demands notifications and statements must bear the confirmation of a bank in P.R, China that the signatories thereon are authorized to sign.

(2) On your written notification, the Bank shall pay the amount or amounts to the Seller as specifically instructed by you not exceeding the aggregate total as stated above. All written notifications and payment instructions must bear the confirmation of a bank in P.R. China that the signatories thereon are authorized to sign.

(3) This guarantee shall only be valid in full force and effect from the date that the Bank shall receive the exact amount of fund deposited from you to the Bank in care of the Seller and remain valid in full force until _____________, 199x after which date the Bank's liability hereunder shall absolutely cease and this Guarantee will be of no further effect. All claims or demands hereunder must be received by the Bank at its registered office in the State of ___________, the United States of America on or before the said date of expiry of this Guarantee.

This Guarantee is personal to you and is not assignable or transferable.

It is a condition of this Guarantee that this Guarantee shall be returned to the Bank for cancellation upon payment or upon expiry, as the case may be.

This Guarantee shall be governed by and construed in accordance with the laws in the State of ___________________, the United states of America.



Your faithfully,

For and on behalf of
The Seller's Bank

Authorized signature(s)

CLAUSE 7  GUARANTEE AND CLAIMS

7.1 The Seller guarantees that the technical documentation of basic engineering design provided by the Seller according to the contract is to be verified and confirmed by the Buyer, The Seller further guarantees that the technical documents will be delivered on schedule according to the technical attachment 2.6.

7.2 After the validity of the contract, upon Buyer's request, the Seller will continue to provide technical guidance to the contract plant if and when condition allows in order to improve technical level and quality of the contract products.

7.3 If the technical documents delivered by the Seller are not in accordance with the stipulation in the technical attachment 2.5, the Seller must mail related technical documents to the Buyer free of charge within thirty (30) days after receipt of Buyer's written notice.

7.4 During the commissioning, test run and acceptance period, if the production and product quality is not stable due to improper process and selection of equipment provided by the Seller, then the Seller will continue to provide technical services free of charge until the production and the product quality is stable and qualified.

7.5 If the Seller does not deliver the technical documents on the schedule according to the technical attachment 2.6, and when the delay exceeds four (4) weeks, a maximum penalty of (0.1%) of the contract software price for each week may be charged starting the fifth week. However, the penalty will not release Seller's liability of continuing to deliver the technical documents.

           If the delay exceeds seventy (70) days, the Buyer has the right to cancel the contract, and the Seller must reimburse the Buyer the whole amount paid by the Buyer.

7.6 If the technical property guarantee stipulated in the technical attachment 3 (production capability, product quality, chrome ore recoverability, chrome yield, chromium residue discharge rate, and chrome loss) cannot be qualified within six (6) months after the beginning of the test run, the Seller shall pay penalty fines to the Buyer according to the following percentage table. But the total penalty fine will not exceed five percent (5%) of the total contracted technology transfer and related services price.

    TEST ITEMS                                 PENALTY PERCENTAGE
                                        (% of total software price)

1  Total Production output
   (90% of the designed capacity)                     1.5%

2  Sodium Bichromate production                       1.5%
   (90% of the designed capacity)

3  Sodium Bichromate quality
   (100% as qualification)                            2.0%

4  Chromic Acids quality
   (100% as qualification)                            2.0%

5  Chromium Basic Sulfate quality                     1.0%
   (100% as qualification)

6  Chromium total recoverability                      1.0%
   (86.52% as qualification)

7  Chromic Residue discharge                          0.5%
   (1.53 T/1.0 T Sodium Bichromate)                   0.5%

8  Chromium in process waste water of workshop 0.5% (0 as qualification)

   If the above item does not meet the qualification figure, penalty fine will be calculated according to the following:

7.6.1 Total production output, Sodium Bichromate production, product quality, chrome yield, once one percent (1%) below the qualification figure, the penalty will be ten percent (10%) of the penalty percentage listed in the above table, respectively.

7.6.2 Chromium Residue discharge, once one percent (1%) higher than the qualification figure, the penalty will be ten percent (10%) of the penalty percentage listed in the above table.

7.6.3 Chromium in process waste water of workshop, if it can not reach zero in the waste water discharge, the penalty will be the total penalty percentage listed in the above table.

7.6.4 If the test run items above exceed the lowest penalty level [item 1, 2, 3, 4, 5, 6 lower than ten percent (10%) of the designed; item 7 higher than ten percent (10%); item 8 higher than 1000g/sec.], the Buyer has the right to refuse to accept.

7.7 Upon validity of the contract, the Seller and the Buyer must strictly comply with the contract. If one party cancels the contract without permission of the other except the equipment procurement contract, the one who cancels the contract must pay the other party economic compensation.

7.8 Within ten (10) years after the contract comes into force, both parties have the liability to keep secrecy to the productive technology of scope of the contract product. Neither party is allowed to transfer or to provide the technology to any third party. If any party breaks the contract, the other party has the right to impose penalty of twenty percent (20%) of the technology transfer price of the contract.

7.9 The guarantee and the claim for the overseas equipment will be in accordance with relevant clauses in each equipment purchasing contract.

\
CLAUSE 8  THE CUSTOMS DUTY AND OTHER TAXES

8.1 A treaty between the US and the Chinese government was signed on the 30th of April, 1984 regarding avoiding double taxation between the two countries. Both parties shall obey the regulation and provision of the treaty.

8.2 The duty and the taxation related to the contract collected by the People's Republic of China from the Buyer according to the country's current tax law will be borne by the Buyer.

8.3 The duty and the taxation related to the contract collected by the People's Republic of China from the seller according to the country's current tax law will be borne by the Seller. The Seller agrees to pay the Buyer within ten (10) days the taxation referred in Contract Clause 8.1 when the Buyer produces a notification of taxation payment from the Taxation Authority of the Chinese Government. The Buyer agrees to provide to the Seller the original copy of the certificate or receipt of the taxation payment from the Taxation Authority of the Chinese Government when the Buyer receives it.

8.4 The duty and the taxation related to the contract collected outside Chinese boundary will be borne by the Seller.

CLAUSE 9  FORCE MAJEURE

9.1 Both Parties shall extend the execution period of the contract in case of war, water or fire disaster, earthquake and/or such natural disasters of force majeure that affected to either party.

9.2 The party affected by the force majeure shall inform, by fax or telex, the other party, and send within fourteen (14) days, by certifies air mail, the other party an authorized testimonial for the other party to confirm.

9.3 In case that the influence of the force majeure lasts more than one hundred twenty (120) days, both parties shall consult to each other in order to decide how to continue executing the contract.

CLAUSE 10  DISPUTES SETTLEMENT

10.1 During the performance of the contract, both parties will attempt to settle any and all dispute first through friendly consultation. If there is no agreement reachable after such consultation, the dispute shall be submitted to arbitration.

10.2 The arbitration will be conducted in Beijing, the People's Republic of China by the arbitration institute of the China Foreign Trade Promotion Committee in accordance with the arbitration procedures and rules of the institute.

10.3 The award of the arbitration will be final and binding, and parties will abide by such award.

10.4 When arbitration takes place in Beijing, the Chinese law is the applicable law.

10.5 The arbitration fee shall be borne by the failure party except otherwise decided by the arbitrator.

10.6 In the course of arbitration, the contract will be continuously executed by both parties except for matters which are under arbitration.

CLAUSE 11  EFFECTIVENESS OF THE CONTRACT & MISCELLANEOUS

11.1 This contract is signed by the representatives authorized by both parties on the 15th day of April, 1994. The Buyer will then apply to the Chinese government authorities for approval. Upon such governmental approval, then the buyer's Bank and the Export-Import Bank of USA will negotiate and sign a loan agreement according to the contract. The date for such loan agreement execution is the date when the contract becomes valid. The Buyer shall duly inform the Seller of the contract approval by fax and then air mail.

11.2 If the contract does not become valid three months after the signing, both parties shall have right to cancel the contract. The cancellation shall be confirmed by air mail.

11.3 The term of the validity of the contract is five (5) years beginning the date that the contract comes into effect. When the term of validity expires, the contract will loss its effect.

11.4 When the contract expires, outstanding creditor's rights and debts of both parties will not be influenced by the expiration of the contract. The debtor shall continue to fulfil its obligation of paying the outstanding debts to the creditor.

11.5       The contract shall be in English and Chinese. Each party keeps two
           (2) sets of originals. If there is any discrepancy(ies) between the English and Chinese versions of the contract, then the English version of the contract shall prevail.

11.6 This contract consists of Clauses 1 through 11, and technical attachment 1 through 8. The Contract Clauses and the technical attachments to it are inalienable, all of them are equally legal and valid.

11.7 In case that any item of the contract is to be revised, expanded or deleted in the future, it shall be in form of written document which shall be signed by the representatives of both parties and then shall become inalienable and equally valid as the contract.

11.8 In the process of execution of the contract, the communication between both parties may be in either English or Chinese. Any formal notice shall be in writing, and mailed by certified air mail in two
           (2) sets.

Signed for and on behalf of the Buyer

CHINA NATIONAL CHEMICAL CONSTRUCTION CHONGQING CO.


/s/ (in Chinese characters)                                  1994/4/15
-------------------------------------              -----------------------------
Authorized Signature                                           Date



Signed for and on behalf of the Seller

THE BRIGHTON INDUSTRIES CORPORATION



/s/ Kit Kung                                             April 15, 1994
-------------------------------------              -----------------------------
Authorized Signature                                          Date